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Groupjmm\mlagmt.doc

                                                                    EXHIBIT 10.5

                            MASTER LICENSE AGREEMENT
                              As of April 1, 1998

     The parties to this agreement are ZIFF-DAVIS Inc., a Delaware corporation, with its principal office at One Park Avenue, New York, New York 10016 ("Licensor"), and SOFTBANK CORP., a corporation organized and existing under the laws of Japan, with its principal office at 24-1, Nihonbashi-Hakozakicho, Chuo-ku, Tokyo 103, Japan, ("Licensee").
     Licensor is a leading publisher in the United States of computer publications and the owner of trademark registrations and logos for those publications.
     Licensee is a leading publisher in Japan of computer publications.
     Licensor and Licensee have entered into a series of prior license agreements and syndication agreements for the publication by Licensee of Japanese editions of Licensor's publications and the use by Licensee of materials from other Licensor publications.
     Licensee and Licensor desire to continue their relationship under a master license agreement which would continue to provide for Licensee to publish foreign editions of Licensor's publications and to use editorial material from other Licensor publications in its own publications.
     Accordingly, it is agreed:

     1.    Grant of License.
           ----------------
          (a)  Foreign Edition Rights.
               ----------------------

               (i)Subject to the terms and conditions set forth in this agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, the exclusive license during the terms provided in Section 2 below to publish and distribute throughout Japan (the "Territory") a Japanese-language edition (each a "Foreign Edition" and collectively the "Foreign Editions") of each of the Licensor's publications listed on Exhibit A, as from time to time amended, (each a "Publication and collectively, the Publications") in print and on CD-ROM, DVD and on ZDNet (as long as Licensee holds a license to publish ZDNet in the Territory) but not in any other platform without Licensor's consent which shall not be unreasonably withheld. Licensee shall not, without the prior written consent of Licensor, directly or indirectly export or allow the export of any Foreign Edition outside of the

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          Territory. Licensee shall use its best efforts in all respects in the promotion, publication, distribution and sale of each Foreign Edition.

               (ii)Subject to the terms and conditions set forth in this agreement, Licensor also hereby grants to Licensee the right during the term of each license to translate into and use in the Japanese language, solely in connection with publication of a Foreign Edition, Available Material (as defined in Section 6 below) from the corresponding Publication and the right during the term of such license to use, solely in connection with the publication, advertising and promotion of such Foreign Edition in the Territory, the trademarks in English, and the logos, as more fully described and illustrated in Exhibit B, and as it may be amended from time to time by Licensor upon notice to Licensee (collectively, the "Trademarks").

          (b) Syndication Rights. Subject to the terms and conditions set forth
              ------------------
in this agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, the exclusive right during the term of this agreement to select and translate into the Japanese language Available Material as defined in Section 6, from the Licensor's publications listed on Exhibit C (the "Additional Publications") for publication and distribution in the Territory in print form in a magazine format and to publish and distribute such translated material in the Territory in print form in a magazine format, but only as part of the designated Licensee publication also listed on Exhibit C (the "SB Publications") and one time only; provided, however, that with respect to Available Material for which Licensor's rights are non-exclusive, Licensee's rights hereunder shall be non-exclusive.

          (c) Rights to Other Publications. Licensor agrees to furnish Licensee
              ----------------------------
with copies of all its wholly owned publications worldwide and, upon written request from Licensee, to include any such publication in Exhibit A or Exhibit C to this agreement, thereby granting to Licensee the same rights as provided above; provided, however, Licensor and Licensee agree on the amount of the fee to be paid for Available Materials from publications added to Exhibit C and the Licensee's publications in which such materials may be used. In addition, Licensor agrees that Licensee shall have a right of first refusal on all licenses with respect to publication in the Territory of any of Licensor's existing or future publications, and that neither Licensor nor any of its affiliates will initiate discussions with any third party in Japan with respect to possible licensing of any of Licensor's publications to such party without giving prior notice to Licensee. If Licensee shall terminate publication of any Foreign Edition or the use of Available Material from
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any Additional Publication, a license for any Foreign Edition shall be terminated for any other reason, or Licensee shall decline a right of first refusal within sixty (60) days after Licensor's notice of such right, then Licensor shall be free to license the right to publish that Foreign Edition or to use that Available Material to any other entity in the Territory; but not on terms more favorable than those offered to Licensee in the right of first refusal.

     2.  Terms. Unless terminated earlier pursuant to this agreement including
         -----
pursuant to Section 3(a), the term of each license for a Foreign Edition listed on Exhibit A shall be for an initial period commencing on April 1, 1998 (and with the date of first publication for any Foreign Edition hereafter added) and ending March 31, 2008, provided, however, if Licensee shall cease directly or indirectly to own at least 30% of the Common Stock of Licensor, Licensor may terminate this agreement on not less than one year's notice. Each license for Available Material shall be for an initial period of three years commencing on April 1, 1998 and ending March 31, 2001. After the expiration of the initial term in each case above, the term shall be automatically extended for additional one-year periods unless either party shall give notice to the other at least one hundred eighty (180) days prior to the expiration of the initial or any renewal period of its intention to terminate the license on that expiration date. As used in this agreement, the term "License Year" shall mean a 12-month period commencing on the first day of April of each year, except that if the termination of any license is effective other than on the anniversary of any such license commencement date, the final License Year shall end on the effective date of termination. Each License Year shall be referred to by the calendar year of each such April 1.

     3.  Compensation.
         ------------
         (a) Foreign Edition. In consideration of the rights granted by Licensor
         ---------------
under Section 1(a) of this agreement, Licensee shall pay royalties to Licensor equal to a specified percentage of Licensee's Net Revenue (as defined in Section 3(b) below) from each Foreign Edition during each Reporting Period (as defined below). Royalties shall be computed and expressed in Japanese Yen. That percentage shall be the amount set forth on Exhibit A.

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(b) Net Revenue. As used in this agreement, the term "Net Revenue"
              -----------
from a Foreign Edition shall mean the total amount (exclusive of value-added tax or other sales, use or similar tax, but not income tax) of (i) Licensee's gross advertising billings for such Foreign Edition, less related advertising agency commissions, actual write-offs for bad debts, credits, discounts and other similar standard allowances directly related to such billings; plus (ii) all
                                                               ----
revenues derived from subscriptions to such Foreign Edition, less actual write-offs for bad debts and credits; plus (iii) all revenues derived from the sale of
                                ----
copies of such Foreign Edition other than by subscription, less returns;  plus
                                                                          ----
(iv) all revenues derived from sponsorship of trade shows and conferences, and list rentals of paid subscribers to such Foreign Edition and reprint sales; plus
                                                                            ----
(v) all revenues derived from any other activities contemplated by this agreement, including, without limitation, distribution of such Foreign Edition in any medium or form other than print form. All amounts included in Net Revenue, as that term is defined in this Section 3(b), and the Reporting Period in which such amounts shall be included, shall be determined in accordance with generally accepted accounting principles for the magazine publishing industry in the United States.

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Shall be reasonable and shall not exceed allocations to Licensee's own publications of comparable size.

         (c) Syndication Rights.  In consideration of the syndication rights
         ------------------
granted by Licensor under Section 1(b) of this agreement, Licensee shall pay to Licensor the amount per year set forth on Exhibit C for Available Material from each Additional Publication.

     4.  Payments; Statements; Records.
         -----------------------------
         (a)  Foreign Editions.
              ----------------

              (i) With respect to each Foreign Edition licensed hereunder, royalties for every six (6) month period during each License Year (each such period shall herein be referred to as a "Reporting Period") shall be paid by Licensee to Licensor within sixty (60) days after the end of that Reporting Period. Royalties shall be paid, at Licensor's option, in Japanese Yen or the equivalent in United States Dollars converted at the TTS exchange rate in effect on the day of payment as quoted by Licensee's transferring bank.

              (ii) With each Reporting Period payment, Licensee shall deliver to Licensor a statement certified by an authorized officer of its publishing division in substantially the form of Exhibit D attached hereto.

              (iii)  Within ninety (90) days after the end of each License
          Year, Licensee shall provide Licensor with a statement certified by an authorized officer setting forth the financial information required to be contained in the statements for the Reporting Periods relating to that License Year.

          (b) Syndication Rights. Each annual payment for Available Material
          ------------------
from Additional Publications shall be payable in two installments in advance on April 1 and October 1 of each License Year.

          (c) If Licensee fails to pay any amount due under this agreement by its due date and such failure continues for ten (10) business days, then interest shall accrue on all unpaid amounts at the published prime rate of the Bank of New York per annum, or, if lower, the highest rate then permitted by New York law from the date on which payment was due through the date on which Licensor receives payment. Licensee agrees to pay such interest and all collection costs.

          (d) The provisions of this Section 4 shall survive the expiration or termination of any license under this agreement.

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     5.  Manner of Payment.
         -----------------

         (a) Each payment required to be made by Licensee pursuant to this agreement shall be made by wire transfer to Licensor's account at a bank designated by Licensor.

         (b) Licensee shall be responsible for all bank transfer fees.

         (c) The provisions of this Section 5 shall survive the expiration or termination of any license under this agreement.

     6.   Available Material.
          ------------------
          Foreign Editions.
          ----------------

         (a) During the term of each license under this agreement, Licensor shall at Licensor's expense, send via air mail or air courier, at Licensor's option, to Licensee five (5) copies of each issue of each Publication or Additional Publication immediately upon publication. For purposes of this agreement, subject to any use restrictions identified by Licensor, all editorial items (which term includes, without limitation, graphics and artwork) from each Publication or Additional Publication in which Licensor owns the right to license publication by Licensee in any Foreign Edition or SB Publication shall be referred to as "Available Material", including editorial items available on any CD version of the Publication or Additional Publication. Available Material shall also include Benchmarks developed by any Publication or Additional Publication and upon request, Licensor will provide Licensee with any software required to conduct benchmark tests.

         (b) Upon Licensee's request, Licensor shall make available to Licensee electronic files, in a format and via a medium to be determined by Licensor, of text, graphics and artwork that have been identified by Licensor as Available Material. In the event that Licensee wishes to use at reasonable cost any editorial item from any Publication or Additional Publication that is not Available Material, Licensor shall use reasonable efforts to obtain permission, on Licensee's behalf, for Licensee to use that item and Licensee shall promptly reimburse Licensor for any fees, costs or expenses paid by Licensor to obtain such permission, provided that Licensor shall have obtained Licensee's approval of the amount of any such fees, costs or expenses prior to having incurred them. Licensee shall also be responsible for the cost of all film or transparency duplication and all costs of shipping or otherwise transmitting editorial material, including Available Material (other than the copies of the Publications and Additional Publications referred to above), for which Licensee shall reimburse Licensor upon receipt of Licensor's invoice.

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         (c) Notwithstanding any provision in this agreement to the contrary, if
Licensor is notified or believes that there is a likelihood of a suit or claim relating to any item of Available Material, Licensor reserves the right not to provide Licensee with such item and to revoke by notice to Licensee the right to publish such item. Licensee shall not publish that item after receipt from Licensor of such notice. Any action by Licensee in breach of this Section 6(c) shall be at Licensee's own risk.

         (d) In no event shall Licensee publish and distribute any Available Material in any Foreign Edition or SB Publication prior to the publication and distribution of such material by Licensor in the corresponding Publication or Additional Publication.

         (e) Licensee shall cause the translation of Available Material to be made faithfully and accurately by a reasonably competent translator. Licensee, if requested to do so, shall submit its translation to Licensor for review and comment. Notwithstanding the foregoing, Licensee may edit Available Material so long as the resulting changes do not affect the meaning of any item of Available Material and are required (i) by any governmental authority, or (ii) in Licensee's reasonable judgment, to fit space or similar editorial requirements for publication or to render any item of Available Material more readily comprehensible in style or language to the readers of the Foreign Edition or the SB Publication. Any information relating to authorship credit, trademarks or copyrights shall not be changed for any reason and must be included.

         (f) In addition to Available Material from Publications, Licensee may also include in any Foreign Edition other material prepared by Licensee or purchased or licensed from other parties (the "Other Material"), provided that the standard, content and quality of the Other Material is reasonably consistent with the standard, content and quality of the corresponding Publication or Publications; provided further that if Licensee wishes to include in any Foreign Edition material which is not created specifically for such Foreign Edition, Licensee shall first obtain Licensor's prior written consent.

         (g) During the term of each license hereunder, upon request, Licensor shall provide Licensee with a reasonable amount of editorial and sales training support, and marketing and promotional assistance for each Foreign Edition. Licensee shall bear all of Licensor's reasonable out-of-pocket expenses in providing such support or assistance, including, without limitation, reasonable travel and per diem expenses for support or assistance provided outside of the United States.

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         (h) In no event may the Available Material contained in any SB
Publication exceed 25% of the total edit material in that SB Publication.

     7.  Identification of Foreign Edition.  The front cover of each issue of
         ---------------------------------
any Foreign Edition shall bear the title set forth in Exhibit A, and all the trademarks and logos set forth in Exhibit B, all in accordance with the standards for form, size, logo, color and position set forth in Exhibit B, and language identifying the Foreign Edition as the Japanese edition or derivative of the Publication. Licensee will take reasonable steps to insure that all references to the Trademarks and any other trademarks of Licensor or its affiliates in the editorial content of any Foreign Edition, including articles, headlines and section headlines, and on the cover of any Foreign Edition and in advertising, publicity and promotional materials, and any editorial references to any other trademarks of Licensor or its affiliates, are consistent with proper trademark usage, Exhibit B and such other guidelines of Licensor on such usage as are communicated by Licensor to Licensee in writing from time to time.

     8.  Quality Standards and Quality Control; Conflict of Interest.
         -----------------------------------------------------------

         (a) All aspects of the publication and distribution of each Foreign Edition, including, but not limited to, all aspects of advertising (including advertisers, products advertised, advertising copy, sales practices and terms), all aspects of editorial content, design and structure (including design, art work, layout and design and copy lines of the front cover), all aspects of manufacturing and production (including paper, printing and binding), and all advertisements, publicity and promotional material regarding such Foreign Edition, including, without limitation, premium disks and CD-ROMs, shall be of a standard, content and quality that meets or exceeds the standard, content and quality of the Publication, and that does not, in all material respects, adversely reflect upon the reputation, integrity and high standing of the Publication and Licensor or its affiliates or infringe or adversely affect the value or reputation of or misuse any of the Trademarks or any other trademarks of Licensor or its affiliates.

         (b) Licensee shall, at its expense, send by air mail to Licensor five
(5) copies of each issue of each Foreign Edition published by Licensee promptly after its publication so that Licensor may verify the continued overall quality of the same.

         (c) Licensee shall not engage in any actual or apparent conflict of interest which would tend to create an impression in the minds of the public, and especially readers of and advertisers in computer publications, that any Foreign Edition is not an impartial, independent publication. The sale by Licensee or its subsidiaries or affiliates of computer hardware or

                                       8
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software shall not by itself be deemed a conflict of interest under this Section
8(c), provided such activity does not affect the impartiality or the independence of any Foreign Edition.

     9.  Specific Advertising Matters.
         ----------------------------

         (a) In the event that advertising in any Foreign Edition is sold in combination with one or more of Licensee's other publications, the revenues from such a combined sale shall be allocated among all publications involved in that sale on the ratio of the then current one-time full page black and white rate card rates for those publications.

         (b) For the purpose of calculating Net Revenue, any barter advertisement (i.e., any advertisement for which Licensee receives consideration in a form other than cash) shall be deemed to have generated revenues at the average page rate for the issue in which the advertisements appeared and any house advertisements (i.e., advertisements promoting Licensee's own products and/or services) in excess of two (2) pages per issue of the Foreign Edition, shall be deemed to have generated revenues at the greater of (x) the amount charged by Licensee to its divisions for those advertisements and (y) the paper, printing and other production costs of such ads.

     10.  Copyright and Trademark Notice and Credit.
          -----------------------------------------

         (a) Each copy of each Foreign Edition shall carry the following notice and credit on the contents or masthead page in the Japanese language: "The Japanese edition of [the Publication] is published under license from Ziff-Davis Inc., New York, New York. Editorial items appearing in [the Foreign Edition] that were originally published in the U.S. Edition of [the Publication] are the copyright property of Ziff-Davis Inc. Copyright _199_ [or other year of first publication] Ziff-Davis Inc. All Rights Reserved. [Trademark] is a trademark of Ziff-Davis Inc".

         (b) Each copy of each SB Publication containing Available Material shall carry the following notice and credit on the contents or masthead page in the Japanese language: "Editorial items appearing in [the SB Publication] that were originally published in the U.S. Edition of [the Additional Publication] are the copyright property of Ziff-Davis Inc. Copyright _199_ [or other year of first publication] Ziff-Davis Inc. All Rights Reserved. [Trademark] is a trademark of Ziff-Davis Inc"

     11.  Non-Competition.
          ---------------

         (a) During the term of this agreement, Licensee shall not, directly or indirectly, engage in the business of publishing or distributing in the Territory any publication, in print, electronic or other form, the principal editorial content of which is directly competitive with any

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Foreign Edition, provided, that nothing herein shall prevent Licensor's continued publication of its existing publications. Nothing herein shall prevent Licensee from licensing materials or publications from other US publishers provided such publishers are not competitors of Licensor. If such publishers are competitors of Licensor, Licensee shall not licensee materials or publications without Licensor's consent, not be unreasonably withheld.

         (b) The provisions of this Section 11 shall also apply in the Territory to the actions of and be directly binding on any company directly or indirectly owned or controlled by or under common ownership or control with Licensee, or which directly or indirectly owns or controls Licensee (each of the foregoing companies shall be referred to in this agreement as a "Licensee Affiliate") to the same extent Licensee is bound by such provisions, as if they were direct obligations of the Licensee Affiliate and as if the Licensee Affiliate were a party to this agreement.

         (c) The provisions of this Section 11 shall survive the expiration or termination of this agreement.

     12.  Trademarks.
          ----------

         (a) Except for the permission specifically given to Licensee in this agreement, as between Licensor and Licensee, all rights and interests in the Trademarks remain Licensor's exclusive property. The scope of Licensee's permission will not be considered as expanded in any respect, by implication, operation of law or any other means except by a writing signed by both parties. All use of the Trademarks and any other trademarks owned by Licensor or its affiliates at any time during or after the term of each license under this agreement anywhere in the world (collectively, the "Other Trademarks"), and all translations of and any marks similar to any of the foregoing (all of the foregoing Other Trademarks, and all translations of such Other Trademarks and any marks similar to such Other Trademarks in English or in translation, and any marks similar to the Trademarks, in English or in translation, are hereinafter collectively referred to as the "Ziff-Davis Marks") will accrue solely to the benefit of Licensor or its affiliates, as the case may be.

         (b) Licensee (including all Licensee Affiliates) acknowledges that, as between Licensee and Licensor, Licensor or its affiliate(s), as the case may be, is the exclusive owner of the Trademarks and the Ziff-Davis Marks and of all trademark rights related to or created by Licensee's use of the Trademarks in any language or the Ziff-Davis Marks and agrees that it will

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not have or obtain, by exercising its rights under this agreement or otherwise, any right or interest in the Trademarks or the Ziff-Davis Marks, beyond the rights specifically given in this agreement.

         (c) Licensee agrees to use the Trademarks only in accordance with, and subject to the restrictions set forth in, this agreement and Exhibit B and such other guidelines as Licensor may prescribe from time to time and in a manner that does not derogate Licensor's rights therein, and not in combination with any other word(s) or mark(s). Licensee shall not at any time directly or indirectly, use or permit the use of the Trademarks or the Ziff-Davis Marks in any way which might infringe the rights of Licensor or its affiliates therein.

         (d) Ancillary to the licenses granted under this agreement, to the extent that any trademarks owned by Licensor or its affiliates, in addition to the Trademarks, are used by Licensor within the editorial content of any Publication and are included in the Available Material, Licensee shall have the limited right to use such trademarks in the corresponding Foreign Edition during the term of its license under this agreement, but only in connection with the publication of Available Material in such Foreign Edition in accordance with the terms and conditions of this agreement and only as used by Licensor in the Publication in connection with the Available Material and only in the exact context and form used by Licensor in the Publication in connection with the Available Material and not in combination with any other words or marks or in any other manner.

         (e) Licensee agrees that it shall not, directly or indirectly (i) challenge, contest or attack the ownership by Licensor or its affiliate, of the Trademarks or any Ziff-Davis Marks or the validity of the Trademarks or any Ziff-Davis Marks or the license granted under this agreement, or (ii) seek to register or claim ownership of any of the Trademarks, or any other designation similar to the Trademarks or any copyright, trademark, including, without limitation, the Ziff-Davis Marks, or other right of Licensor or its affiliates.

         (f) Upon Licensor's written instructions, Licensee will assist and reasonably cooperate with Licensor's efforts to secure, protect and preserve Licensor's rights and interests in the Trademarks, including Licensor's procuring of copyright and trademark registrations, and Licensee will, at its expense, execute and deliver any and all documents and perform any and all acts related thereto, including, without limitation, the supplying of such samples and similar materials (e.g., copies of issues of the Foreign Edition and promotional or similar materials) as may be required in this agreement or requested by Licensor, including, without limitation, documents and acts to reflect or confirm Licensor's or its affiliate's exclusive ownership rights.

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Licensee further agrees, at its expense, to execute and deliver to Licensor such documents as Licensor may request to register or record Licensee as a Registered User or Permitted User of such trademark rights in any jurisdiction and to follow Licensor's instructions for proper use thereof in order that protection and/or registrations for the trademark rights may be obtained or maintained.

         (g) During the term of this agreement, Licensee will immediately notify Licensor in writing of any infringement or imitation of, or any other event or claim adverse to or in violation of Licensor's or its affiliates' rights or interests in, the Trademarks or the Ziff-Davis Marks, or any other rights, occurring within the Territory, which comes to Licensee's attention. Licensor will have sole discretion to decide whether any communication or legal action is undertaken with respect to such events or claims, and will have sole right to control all aspects of such communication and action (including choice of attorney and settlement). Licensee will assist and fully cooperate with Licensor in connection with any such communications and actions, and, in connection therewith, Licensee will execute and deliver any and all documents and perform any and all acts related thereto.

         (h) The obligations, acknowledgments, representations, covenants and agreements of a Licensee Affiliate under this Section 12 shall be directly binding on such Licensee Affiliate to the same extent Licensee is bound by such provisions, as if they were direct obligations, acknowledgments, representations, covenants and agreements of the Licensee Affiliate and as if the Licensee Affiliate were a party to this agreement.

     13.  Indemnities.
          -----------

         (a) Subject to Section 13(b) below, Licensor shall indemnify and hold Licensee harmless from any and all loss, cost, liability, damage and expense (including reasonable attorneys' fees and other legal costs) incurred by Licensee on account of any suit or claim by a third party against Licensee alleging (i) that Licensee's use of the Trademarks in accordance with the terms and conditions hereof is an infringement of the rights of that third party in their trademark, or (ii) that Licensee's publication in any Foreign Edition in accordance with the terms and conditions of this agreement of any item designated as Available Material and supplied pursuant to Section 6(a) above (but only if the claim did not arise out of the translation or alteration by Licensee of the Available Material) is libelous, an infringement of copyright, or an invasion of privacy (but only to the extent that the claim would have been actionable in the United States, it being understood that Licensor shall not be responsible for claims of libel, infringement of copyright, or invasion of

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privacy that may arise solely under the law of any country other than the United
States). Licensee shall promptly advise Licensor of any such claim, shall give Licensor the opportunity to defend, compromise or settle the same, as Licensor in its sole discretion may determine, shall cooperate fully with Licensor in the defense of same, and shall not settle any such claim without first obtaining Licensor's written consent thereto.

         (b) In the event of a third party claim alleging that Licensee's use of the Trademarks is an infringement of the rights of that third party, Licensee shall, upon Licensor's request and at Licensee's expense, use for the title of any Foreign Edition a modified non-infringing form of the Trademarks, or a different title and/or logo, as designated by Licensor, which shall be the sole and exclusive property of Licensor and licensed to Licensee by Licensor under the terms and conditions of this agreement. If the title and/or logo of such Foreign Edition is changed pursuant to this Section 13(b), unless restricted by law, Licensee shall place the title and logo of the corresponding Publication in small size print on the cover page accompanied by words indicating that such Foreign Edition is the Japanese edition or derivative of the Publication. Licensor shall have the right to settle any claim or action arising out of any such third party claim in its sole discretion. Subject to Section 13(a) above, if Licensee brings any claim or counterclaim against such third party with respect to any of the Trademarks, or continues to use any of the Trademarks following any judgment or settlement enjoining such use, Licensee shall indemnify and hold Licensor and its affiliates harmless from and against any and all loss, cost, liability, damage and expense (including reasonable attorneys' fees and other legal costs) incurred by Licensor and its affiliates on account of such claim, counterclaim or use. In no event may Licensee make any settlement or compromise which may authorize or permit any third party to use any of the Trademarks, or any element thereof, or any similar trademark in any language without Licensor's written consent.

         (c) Licensee shall indemnify and hold Licensor and its affiliates harmless from any and all loss, cost, liability, damage and expense (including reasonable attorneys' fees and other legal costs) incurred by Licensor and its affiliates on account of any third party claims or lawsuits arising out of or relating to any of Licensee's activities hereunder (other than claims as to which Licensor indemnifies Licensee under Section 13(a)), including, without limitation, the claims or lawsuits arising out of or relating to the Other Material; the mistranslation of Available Material or the marketing, promotion, publication, sale or distribution of the Foreign Edition.

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         (d) Notwithstanding anything to the contrary in this agreement, in no event shall either party be liable to the other for consequential or indirect damages, including, but not limited to damages resulting from lost profits or goodwill, whether or not that party has been advised or is aware of the possibility of such damages.

         (e) The provisions of this Section 13 shall survive the expiration or termination of any license under this agreement.

     14.  Retention of Rights.  All rights not specifically granted to Licensee
          -------------------
herein are retained by Licensor. Without limiting the generality of the foregoing, except for the rights specifically granted to Licensee in Section 1(a) above, Licensor retains all rights in and to the Trademarks, and any additional trademarks used by Licensee pursuant to Section 12(d) above, and all Available Material, including, but not limited to, the right to use and exploit the Trademarks and such additional trademarks and all Available Material throughout the world other than the Territory, in all languages in any medium or form. Notwith-standing the foregoing, Licensee is authorized to use any of the material licensed under this agreement in advertising or promotion of any Foreign Edition or in promotional or similar products ancillary to the publication of such Foreign Edition (for example, calendars, tee shirts, etc.).

     15.  Assignment.
          ----------

         (a) This agreement and all rights and obligations under this agreement shall not, other than to a subsidiary or majority-owned affiliate or with the prior written consent of Licensor, be assigned, sublicensed, delegated or otherwise transferred by Licensee or by operation of law.

         (b) This agreement shall not, without the prior written consent of Licensee, be assigned by Licensor except to an affiliate or division or in connection with the sale or transfer of all or substantially all of the assets of any Publication, or the sale or transfer, merger, consolidation or similar reorganization by Licensor of trademarks and/or other intangible property or all or substantially all of its assets.

         (c) Subject to the foregoing, this agreement shall inure to the benefit of the parties' successors and assigns.

     16.  Breach. If Licensee fails to timely pay to Licensor any amounts due
          ------
under this agreement (after giving effect to applicable cure period) or any other agreement, or Licensor fails to provide the support under Section 6(g), or either party breaches in a material way any other provision of this agreement (including for any deficiency in use of the Trademarks or in the quality of such Foreign Edition or related materials) or of any other agreement between Licensor or any of its affiliates or divisions and Licensee or its affiliates or divisions, the non-breaching party may give notice to the breaching party of such breach, and unless the non-breaching party receives, within ten (10) days after the delivery of that notice in the case of non-payment of amounts due under this agreement or such other agreement, and within thirty (30) days after the delivery of that notice in the case of any other breach, evidence of the cure of that breach satisfactory to the non-breaching party, the non-breaching party shall have the right (in addition to any other rights or remedies available at law or in equity, except as otherwise provided herein) to terminate this agreement and any other agreement with respect to such Foreign Edition or Additional Publication between Licensor, or its affiliates or divisions and Licensee or its affiliates or divisions, immediately upon notice to the breaching party.

     17.  Bankruptcy.  If either Licensee or Licensor suffers any insolvency
          ----------
proceeding, either voluntary or involuntary, or is adjudicated bankrupt or makes any assignment for the benefit of creditors or has a receiver appointed, the other party shall have the right to terminate this agreement by written notice to the party in proceedings, but that termination shall not relieve the party in proceedings from liability for the performance of its obligations under this agreement. The other party shall also have all other rights and remedies which may be available to it at law or in equity by reason of the breach by the party in proceedings of its obligations under this agreement, except as otherwise provided herein.

     18.  Discontinuance of a Publication.  Notwithstanding anything contained
          -------------------------------
herein to the contrary, Licensor and its affiliates shall have the absolute right in their sole discretion, at any time, to discontinue, suspend, abandon or otherwise terminate the publication of any Publication or Additional Publication or incorporate any Publication or Additional Publication into or with another publication. Licensor shall give Licensee as much notice as practical of such event. In that event, Licensor's obligation to provide Available Material shall automatically terminate, and Licensee shall have the right to terminate this agreement with respect to such Publication and the corresponding Foreign Edition or Additional Publication by notice to Licensor.

     19.  Discontinuance of a Foreign Edition.  Notwithstanding anything
          -----------------------------------
contained herein to the contrary, Licensee shall have the absolute right, in its sole discretion, at any time during the term of this agreement, to discontinue, suspend, abandon or otherwise terminate the publication of any Foreign Edition or SB Publication upon not less than ninety (90) days prior notice to

Licensor and the license for that Foreign Edition or Available Material from an Additional Publication shall then cease.

     20.  Licensor's Right to Terminate.  Notwithstanding anything contained
          -----------------------------
herein to the contrary, Licensor shall have the right to terminate this agreement upon not less than one hundred twenty (120) days' notice to Licensee in the event that after execution of this agreement, any new Japanese income or other tax shall be imposed against Licensor or any existing income or other tax shall be increased against Licensor which either separately or in the aggregate causes taxes to be paid by Licensor to increase by more than twenty (20%) percent. Licensor may exercise its right to terminate this agreement pursuant to this Section 20 at any time following the occurrence of such event without limitation or restriction as to how soon after the occurrence such right must be exercised.

     21.  Effects of Termination.  In the event notice of termination of a
          ----------------------
license under this agreement with respect to any Publication or Foreign Edition is given by either party for any reason, from and after such termination or expiration of a license under this agreement, Licensee shall immediately cease publication of such Foreign Edition, shall immediately discontinue all use of the Trademarks and Available Material and shall immediately cease the exercise of any other rights with respect to such Foreign Edition granted under this agreement. Upon such termination, unless termination is due to a breach by Licensee, copies of the most recent issue of such Foreign Edition that were previously printed, but only those copies, may be distributed by Licensee, subject to the terms and conditions of this agreement, including, without limitation, the provisions of Sections 3, 4 and 5 of this agreement.

     22.  Confidential Information.  If pursuant to this agreement Licensee
          ------------------------
receives or becomes aware of any information from Licensor concerning Licensor or any Publication or Additional Publication that is confidential or proprietary in nature, Licensee shall keep such information confidential and shall not, without Licensor's prior written consent, disclose such information in any manner whatsoever, in whole or in part, and shall not use such information for any purpose except that with respect to confidential information belonging to a third party and intended for publication in any Publication or Additional Publication at such time as it is no longer confidential, Licensee may publish such information following its publication in the U.S. edition of such Publication or Additional Publication, subject to Section 6(c) above and provided it is identified by Licensor as Available Material.

     The provisions of this Section 22 shall survive the expiration or termination of any license under this agreement.

     23.  Compliance with Law.  Licensee shall conduct its efforts under this
          -------------------
agreement in strict accordance with all applicable laws and regulations.

     24.  Miscellaneous.
          -------------

         (a) Notices. All notices, requests, statements and other communications
             -------
under this agreement shall be in writing, and shall be deemed given when delivered personally, sent by air courier, or mailed Air Mail Registered Mail, Return Receipt Requested, to each party at the following addresses (or such other address as a party may give notice of hereafter);

         (i) with respect to requests by Licensee to Licensor for editorial material, and for all other requests, notices, statements and other communications to:

         Ziff-Davis Inc.
         One Park Avenue
         New York, New York 10016
         Attention:  Executive Director, Licensing

         (ii) with respect to notices to Licensor regarding the breach, extension or termination of this agreement, copies shall be sent to:

         Ziff-Davis Inc.
         One Park Avenue
         New York, New York 10016
         Attention:  Executive Director of Licensing

with a copy to Licensor's Legal Department at the same address;

         (iii)  with respect to notices to Licensee regarding any matters, to:

         SOFTBANK Corp.
         24-1, Nihonbashi Hakozakicho
         Chuo-ku, Tokyo 103-8501
         Attention: Executive Vice President,
         Publishing
with a copy to Licensee's Legal Department at the same address.

         (b) Entire Agreement. This agreement contains a complete statement of
             ----------------
all of the arrangements between Licensor and Licensee with respect to the listed Publications, Additional Publications, SB Publications and Foreign Editions, supersedes all previous agreements, arrangements and understandings, written or oral, relating thereto, and may not be modified except by a writing signed by both parties. This agreement shall be binding on the parties permitted successors and permitted assigns, including subsequent owners. Nothing herein shall affect Licensee's obligations to Licensor arising prior to April 1, 1998 under the prior license agreements and syndication agreements including, without limitation, payments for periods prior to April 1, 1998.

         (c) Governing Law.  This agreement shall be governed by and construed
             -------------
during and after the term of this agreement in accordance with the laws of the State of New York applicable to agreements made and to be performed in New York. Licensee irrevocably consents to the non-exclusive jurisdiction of the Courts of New York in connection with any action or proceeding brought during or after the term of this agreement and arising out of or related to this agreement. In any such action or proceeding, each party waives personal service of any summons, complaint or other process and agrees that service thereof shall be deemed made when mailed registered air mail, return receipt requested, addressed to that party at its address set forth in Section 26(a) or at such other address as that party may specify by written notice to the other party. Within thirty
(30) days after such service (subject to such extensions as may be agreed to between the parties or their attorneys), the party upon whom service was made shall appear or answer to the summons, complaint or other process; if that party shall fail to appear or answer within that thirty (30) day period (as it may be extended as provided above), that party shall be deemed in default and judgment may be entered by the other party for the relief demanded in the summons, complaint or other process.

         (d) No Joint Venture. This agreement is not intended to be and shall
             ----------------
not be one of partnership or joint venture and neither Licensee nor Licensor is an agent for the other, except where Licensor is named Licensee's attorney-in-fact.

         (e) No Waiver. The failure of a party to insist upon strict adherence
             ---------
to any term of this agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. Any waiver must be in writing.

         (f) Separability.  If any provision of this agreement is invalid or
             ------------
unenforceable, the balance of this agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         (g) Counterparts.  This agreement may be executed in two or more
             ------------
counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

         (h) Headings. The headings in this agreement are solely for convenience
             --------
of reference and shall not affect its interpretation.

         (i) Further Instruments.  Each party agrees to execute such further
             -------------------
documents and take such further steps as may be reasonably requested by the other party to further the purposes of this agreement.

         (j) Survival. All provisions of this agreement which expressly state
             --------
that they survive the expiration or termination of any license under this agreement, or which state that they apply during and after the term of any license under this agreement, or which by their sense are intended to survive the expiration or termination of any license under this agreement, shall survive the expiration or termination of any license under this agreement.

         (k) Interpretation. This agreement has been negotiated by the parties
             --------------
and their respective counsel. This agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.


ZIFF-DAVIS INC.                SOFTBANK CORP.


By: _____________________      By:_____________________
Name:  Gertrud Borchardt          Name:
Title: Executive Director,        Title: Executive Vice
       Licensing                  President, Publishing

                                              Exhibit A


Publication:                       Royalty Percentage:
-----------                        ------------------


PC Computing                                7%

PC Week                                     7%

Computer Shopper                            5%

                                              Exhibit B

Guidelines for the Use of the "PC Week" Trademark and Logo by Licensee

The "PC Week" trademark and the "PC Week" logo licensed under the agreement to which this Exhibit is attached (the "Agreement") may be used by Licensee only as a composite mark as specified below and or the attached which is incorporated herein (except for textual references)and only in connection with the Foreign Edition and only in the exact form and context specified by Licensor, all as more fully set forth below and in the Agreement.

The "PC Week" trademark and the "PC Week" logo composite mark licensed under the Agreement consists of two individual marks:

     1. the words "PC Week"
     2. the "PC Week" stylized type

All rights of Licensor and all obligations of Licensee, and its Licensee Affiliates, under the Agreement shall apply with equal force and effect to the composite mark and the two individual marks comprising the composite mark.

The "PC Week" trademark and the "PC Week" logo composite mark licensed under the Agreement shall be used only in accordance with the specifications as to placement, size and design set forth herein, may not be combined with any other word(s) or mark(s) and must appear as the title of the Foreign Edition and always be used in one of the three following color choices:

1. 100% PMS 540 (for "PC"), 100% PMS 542 (for "WEEK")
2. 100% Cyan, 50% Magenta, 50% Black (for "PC"); 50%
   Cyan, 20% Magenta, 20% Black (for "WEEK")
3. 100% Black

The "PC Week" trademark and the "PC Week" logo composite mark must not be enclosed in any way by any border.

The "PC Week" trademark shall always be written in a distinctive fashion, e.g.,

     .PC WEEK (all caps)
     .PC Week (all italics)
     .PC WEEK (bold)

Licensee will use commercially diligent efforts to use the "PC Week" trademark only as an adjective followed by the common generic term for the mark, e.g., the "PC Week" publication, and shall not use the "PC Week" trademark in the possessive.

Any additional trademarks to be used by Licensee in the Foreign Edition pursuant to Section 12(l) of the Agreement, if any, may be used only in connection with Available Material and only in the exact context and form used by Licensor, as more fully set forth in the Agreement.

Whenever reasonable in the context of a particular use of the trademarks licensed under the Agreement, Licensee shall identify such trademarks as being used under license from Licensor.

All terms used in this Exhibit which are defined in the Agreement shall have the meaning ascribed to them in the Agreement.

These guidelines may be amended from time to time by the Licensor on written notice to Licensee.

                                              Exhibit B-2

Guidelines for the Use of the "PC/Computing" Trademark and Logo by Licensee

The "PC/Computing" trademark and the "PC/Computing" logo licensed under the agreement to which this Exhibit is attached (the "Agreement") may be used by Licensee only as a composite mark as specified below and or the attached which is incorporated herein (except for textual references) and only in connection with the Foreign Edition and only in the exact form and context specified by Licensor, all as more fully set forth below and in the Agreement.

The "PC/Computing" trademark and the "PC/Computing" logo composite mark licensed under the Agreement consists of two individual marks:

     1. the words "PC/Computing"
     2. the "PC/Computing" stylized type

All rights of Licensor and all obligations of Licensee, and its Licensee Affiliates, under the Agreement shall apply with equal force and effect to the composite mark and the two individual marks comprising the composite mark.

The "PC/Computing" trademark and the "PC/Computing" logo composite mark licensed under the Agreement shall be used only in accordance with the specifications as to placement, size and design set forth herein, may not be combined with any other word(s) or mark(s) and must appear as the title of the Foreign Edition and always be used in one of the two following color choices:

     1. 100% Black
     2. 100% Magenta, 100% Yellow for "PC", 100% Cyan, 70%
        Magenta for "Computing"        (process color)

The "PC/Computing" trademark and the "PC/Computing" logo composite mark must not be enclosed in any way by any border.

The "PC/Computing" trademark shall always be written in a distinctive fashion, e.g.,

     .PC/COMPUTING (all caps)
     .PC/Computing (all italics)
     .PC/COMPUTING (bold)

Licensee will use commercially diligent efforts to use the "PC/Computing" trademark only as an adjective followed by the common generic term for the mark, e.g., the "PC/Computing" publication, and shall not use the "PC/Computing" trademark in the possessive.

Any additional trademarks to be used by Licensee in the Foreign Edition pursuant to Section 12(l) of the Agreement, if any, may be used only in connection with Available Material and only in the exact context and form used by Licensor, as more fully set forth in the Agreement.

Whenever reasonable in the context of a particular use of the trademarks licensed under the Agreement, Licensee shall identify such trademarks as being used under license from Licensor.

All terms used in this Exhibit which are defined in the Agreement shall have the meaning ascribed to them in the Agreement.

These guidelines may be amended from time to time by the Licensor on written notice to Licensee.

                                              Exhibit B-3

Guidelines for the Use of the "Computer Shopper" Trademark and Logo by Licensee

The "Computer Shopper" trademark and the "Computer Shopper" logo licensed under the agreement to which this Exhibit is attached (the "Agreement") may be used by Licensee only as a composite mark as specified below and or the attached which is incorporated herein (except for textual references) and only in connection with the Foreign Edition and only in the exact form and context specified by Licensor, all as more fully set forth below and in the Agreement.

The "Computer Shopper" trademark and the "Computer Shopper" logo composite mark licensed under the Agreement consists of two individual marks:

       1.  the words "Computer Shopper"
       2.  the "Computer Shopper" stylized type


All rights of Licensor and all obligations of Licensee, and its Licensee Affiliates, under the Agreement shall apply with equal force and effect to the composite mark and the two individual marks comprising the composite mark.

The "Computer Shopper" trademark and the "Computer Shopper" logo composite mark licensed under the Agreement shall be used only in accordance with the specifications as to placement, size and design set forth herein, may not be combined with any other word(s) or mark(s) and must appear as the title of the Foreign Edition and always be used in one of the two following color choices:

       1. 100% Black
       2. 100% Yellow

The "Computer Shopper" trademark and the "Computer Shopper" logo composite mark must not be enclosed in any way by any border.

The "Computer Shopper" trademark shall always be written in a distinctive fashion, e.g,

                         COMPUTER SHOPPER (all caps)
                         Computer Shopper (all italics)
                         COMPUTER SHOPPER (bold)

Licensee will use commercially diligent efforts to use the Computer Shopper trademark only as an adjective followed by the common generic term for the mark, e.g., the Computer Shopper publication, and shall not use the Computer Shopper trademark in the possessive.



Any additional trademarks to be used by Licensee in the Foreign Edition pursuant to Section 12(1) of the Agreement, if any, may be used only in connection with Available Material and only in the exact context and form used by Licensor, as more fully set forth in the Agreement.

Whenever reasonable in the context of a particular use of the trademarks licensed under the Agreement, Licensee shall identify such trademarks as being used under license from Licensor.

All terms used in this Exhibit which are defined in the Agreement shall have the meaning ascribed to them in the Agreement.

These guidelines may be amended from time to time by the Licensor on written notice to Licensee.

                                              Exhibit C


Additional Publications:    SB Publications:  Annual Fee:
--------------------------  ----------------  -----------

Computer Gaming World       DOS/V Magazine    $12,000

PC Magazine                 Gekkan/Intranet   $15,000

Internet Business
   Advantage (COBB)         Gekkan/Intranet   $15,000

                                                                     EXHIBIT  D
                                                                     ----------
                           REVENUE STATEMENT
                       FOR THE REPORTING PERIOD
                           Ended___________

CURRENCY:

ADVERTISING

Gross Rev                             _____

Commission                                            _____
Bad Debts                                             _____
Credits                                               _____
Discount & Other
  Standard Allowances                                 _____
NET AD REVENUE                                                      _____


CIRCULATION

Subscription Billing                  _____
Bad Debt                                              _____
Credits                                               _____
Single Copy Sales                     _____
Less Returns                                          _____
NET CIRCULATION REV                                                 _____

MISCELLANEOUS

List Rentals                          __________
Reprint Sales                         __________
Trade Shows, Conferences              __________
Supplements                           __________
Microfilm                             __________
Electronic                            __________
Barter
[Other Sources -                      __________
Separate line item for each source]

NET REVENUE
REPORTING PERIOD
                                                                    __________

================================================================================